                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Garb Oil and Power
Corporation (the "Company") on Form 10-Q (SB) for the period ending March 31,
2006 as filed with the Securities and Exchange Commission on the date hereof
(the "Report), I John C. Brewer, Vice President and Principal Financial and
Accounting Officer of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

         (1)      The Report fully complies with the requirements of section
                  13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2)      The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: 05/18/06                        By: /s/  John C Brewer
                                      John C Brewer, Vice President and
                                      Principal Financial and Accounting Officer